Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT
We consent to the incorporation by reference in Registration Statement Nos. 333-81857, 333-81847, 333-81845, 333-81841, 333-172531 and 333-91187 on Form S-8 of WESCO International, Inc. of our report dated February 27, 2013, relating to the consolidated financial statements of EECOL Holdings Ltd., appearing in this Amendment No. 1 to Current Report on Form 8-K of WESCO International, Inc. dated February 27, 2013.
(signed) Deloitte LLP
Calgary, Canada
February 27, 2013